EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the accompanying Quarterly Report of Wireless Facilities, Inc. (the “Company”) on Form 10-Q for the quarter ended September 26, 2003 (the “Report”), I, Eric M. DeMarco, acting in the capacity of Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2004

Wireless Facilities, Inc.

By:	/s/ Eric M. DeMarco

Eric M. DeMarco Performing the functions of the Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by

Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and

Exchange Commission or its staff upon request.